                                                                     EXHIBIT (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm", "Disclosure of Fund Portfolio Holdings" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated May 15, 2006 on the financials statements and financial highlights of the 1st Source Monogram Funds, in Post-Effective Amendment Number 120 to the Registration Statement (Form N-1A, No. 033-44964), included in the Annual Report to Shareholders for the fiscal year ended March 31, 2006, filed with the Securities and Exchange Commission.


                                        Ernst & Young LLP

Columbus, Ohio
July 27, 2006

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 24, 2005, relating to the financial statements and financial highlights which appear in the March 31, 2006 Annual Report to Shareholders of 1st Source Monogram Funds, which are also incorporated by reference into the Registration Statement.

PricewaterhouseCoopers LLP
Columbus, OH
July 31, 2006